Exhibit 5.1

1221 PEACHTREE STREET, N.E. • SUITE 400 • ATLANTA, GEORGIA 30361 TELEPHONE: +1.404.521.3939 • JONESDAY.COM
November 1, 2024
Innventure, Inc.
6900 Tavistock Lakes Blvd.
Suite 400
Orlando, Florida 32827

Re:	Registration on Form S-1 of up to 14,488,342 Shares of Common Stock of Innventure, Inc.
Ladies and Gentlemen:
We have acted as counsel for Innventure, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time by certain of the Company’s security holders, of up to 14,488,342 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which consists of (i) up to 3,275,035 shares of Common Stock that may be issued upon conversion of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock” and such shares of Common Stock, the “Series B Shares”), issued pursuant to (A) that certain investment agreement, dated September 24, 2024, between the Company and Commonwealth Asset Management LP (together with its assignee, “CWAM LP”) (the “CWAM Series B Investment Agreement”) and (B) that certain investment agreement, dated September 27, 2024, between the Company and the several purchasers party thereto (together with the CWAM Series B Investment Agreement, the “Series B Investment Agreements”); (ii) up to 4,418,307 shares of Common Stock that the Company may issue and sell to YA II PN, Ltd., a Cayman Islands exempted company (“Yorkville”), from time to time pursuant to the Standby Equity Purchase Agreement (the “SEPA”), dated October 24, 2023, between the Company and Yorkville (the “Yorkville Shares”); (iii) 5,770,000 shares of Common Stock held by certain stockholders party to that certain Amended and Restated Registration Rights Agreement, dated October 2, 2024 (the “A&R Registration Rights Agreement” and such shares of Common Stock, the “RRA Shares”); (iv) 25,000 shares of Common Stock issued to Roth Capital Partners LLC (“Roth”) in settlement of $250,000 of transaction costs incurred by the Company or its affiliates for certain capital markets advisory services (the “Roth Shares”); and (v) 1,000,000 shares of Common Stock that may be issued upon exercise of warrants (the “WTI Warrants” and such shares of Common Stock, the “WTI Warrant Shares” and, together with the Series B Shares, the Yorkville Shares, the RRA Shares, and the Roth Shares, the “Shares”) to purchase Common Stock held by WTI FUND X, LLC and WTI FUND XI, LLC, in each case as described in the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the “Securities Act”) and to which this opinion has been filed as an

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Innventure, Inc.
November 1, 2024

exhibit. The Shares may be offered and sold from time to time pursuant to Rule 415 under the Securities Act.
In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:
1.    The Series B Shares, when issued upon the conversion of the Series B Preferred Stock pursuant to the terms and conditions of the Series B Investment Agreements, will be validly issued, fully paid and nonassessable.
2.    The Yorkville Shares, when issued or sold pursuant to the terms and conditions of the SEPA, will be validly issued, fully paid and nonassessable.
3.    The RRA Shares are validly issued, fully paid and nonassessable.
4.    The Roth Shares are validly issued, fully paid and nonassessable.
5.    The WTI Warrant Shares, when issued upon the exercise of the WTI Warrants pursuant to the terms and conditions of the WTI Warrants, will be validly issued, fully paid and nonassessable.
With regard to our opinions above, we have assumed that the resolutions authorizing the Company to issue and deliver the Series B Shares, Yorkville Shares, and WTI Warrant Shares, as the case may be, will remain in full force and effect at all times at which such Shares are issued and delivered by the Company, and the Company will take no action inconsistent with such resolutions.
As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7

Innventure, Inc.
November 1, 2024

of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day